                                                                    EXHIBIT 10.9

                                NETCENTIVES INC.

                                SUPPLY AGREEMENT

     This Supply Agreement (the "Agreement") is entered into between Netcentives
                                 ---------
Inc., a California corporation ("Netcentives") and Northwest Airlines, Inc., a
                                 -----------
Minnesota corporation ("NW") and shall be effective for all purposes as of
                        --
September 5, 1997 (the "Effective Date").
                        --------------

                                   RECITALS

     WHEREAS, Netcentives has developed an Internet-based program which provides for the grant of airline frequent flier miles and other incentives to end-users (the "Netcentives Program");
      -------------------

     WHEREAS, NW has established a travel awards program (the "WorldPerks
                                                               ----------
Program") pursuant to which, among other things, certain persons may receive
-------
frequent flier miles for travel on NW and for such other reasons as are permitted by NW;

     WHEREAS, in connection with the execution of this Agreement, NW has joined a Rights Agreement among Netcentives and certain other parties and Netcentives has issued NW a Warrant to purchase shares of the Non-Voting Convertible Stock of Netcentives;

     WHEREAS, Netcentives wishes to purchase Miles (as hereinafter defined) from NW and NW wishes to sell Miles to Netcentives pursuant to the terms of this Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual consideration provided for herein, the parties hereto hereby agree as follows:

                                   SECTION I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1  "Account" shall mean the account of Netcentives Members who are also
           -------
WorldPerks Members in which Miles balances are maintained by NW.

     1.2  "Confidential Information" means any information, technical data, or
           ------------------------
know-how, including, but not limited to, that which relates to research, product plans, products, services, Netcentives Members, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of a party, which is designated in writing to be confidential or proprietary, or if given orally, is identified as confidential or proprietary at the time of disclosure or is obviously confidential considering the context in which such disclosure is made. Confidential Information does not include information, technical data or know-how which (i) is rightfully in the possession of the receiving party at the time of disclosure, (ii) prior to or after the time of disclosure becomes part

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this has been filed separately with the Securities and Exchange Commission.

of the public knowledge or literature other than as a result of any improper inaction or action of the receiving party hereunder, or (iii) is approved by the disclosing party, in writing, for release.

     1.3  "Direct Competitor of Netcentives" means [***]
           --------------------------------

     1.4  NW and Netcentives shall have a relationship of "Limited Exclusivity"
                                                           -------------------
so long as (a) this Agreement has not been terminated in accordance with its terms, (b) NW has not been released from its obligations under clause (c) hereof pursuant to Section 5.1 hereof, and (c) NW has not sold Miles to any Direct Competitor of Netcentives.

     1.5  "Miles" means the points accrued under the Supplier Program by
           -----
WorldPerks Members for travel on NW or such other reasons as are permitted by NW.

     1.6  "Netcentives Marks" means the trademarks and logos of Netcentives set
           -----------------
forth on Exhibit A1 hereto.
         ----------

     1.7  "Netcentives Member" means, as of any date, an individual who is a
           ------------------
member in good standing of the Netcentives Program.

     1.8  "Partner Advisory Board" means the consultative board of Netcentives
           ----------------------
which is composed of representatives of certain suppliers to Netcentives.

     1.9  "Supplier Marks" means the trademarks and logos of NW set forth on
           --------------
Exhibit A2 hereto.
----------

     1.10 "Term" has the meaning given it in Section 5.2(a) hereof.
           ----

     1.11 "WorldPerks Member" means, as of any date, an individual who is a
           -----------------
member in good standing of the WorldPerks Program.

                                   SECTION II

                               PURCHASE AND SALE

     2.1  Orders.  Netcentives shall deliver orders to NW for Miles in such
          ------
format as is mutually agreed by the parties, which orders shall designate the aggregate number of Miles to be purchased, the Account or Accounts to which such Miles are to be credited, and the number of Miles to be credited to each such Account. NW shall credit Accounts designated by Netcentives within a reasonable time after receipt of an order from Netcentives, but in any event within seven
(7) business days thereof. Netcentives will supply NW with computer tapes, or other mutually agreeable format, twice a month indicating those WorldPerks Members who are eligible for Miles from Netcentives. The tapes will include the name, WorldPerks number, the number of miles to be credited and any other information reasonably identified as necessary by NW. All costs associated with the accumulation of these data and delivery to NW will be borne by Netcentives.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     2.2  Purchase Terms.  The terms specific to the purchase of NW's WorldPerks
          --------------
Miles by Netcentives under this Agreement are fixed and are contained in Appendix A hereto. The prices for Miles shall not be changed during the term of this Agreement without the prior written consent of Netcentives, [***].

     2.3  Payment.  The number of Miles will be obtained from the twice monthly
          -------
tapes sent by Netcentives to NW. NW will issue an invoice to Netcentives by the end of the month following the previous month for payment. The invoice shall set forth an account total for all transactions for Miles during the previous month, any retroactive transactions for the previous six months and the total amount due. Within thirty (30) days of the receipt of such invoice, Netcentives shall pay NW the amount set forth thereon. Should Netcentives reasonably believe there is discrepancy in the number of transactions billed and so advises NW, the parties will work together in good faith to resolve the dispute within sixty (60) days of the receipt of the invoice. Netcentives shall pay the disputed portion of the invoice as provided above. At termination of this Agreement, any outstanding balance owed by Netcentives to NW will be paid within thirty (30) days of receipt of the invoice.

     2.4  Letter of Credit.  To secure its payment obligation hereunder,
          ----------------
simultaneous with execution of this Agreement, Netcentives will establish for the exclusive benefit of NW an irrevocable Letter of Credit, upon substantially the same terms as in Appendix B, with Silicon Valley Bank, or another bank at Netcentives' discretion, provided such bank has assets in excess of $2,000,000,000 and is headquartered in on of the 48 states. The initial amount of such Letter of Credit shall be $10,000, which is the parties' present estimate of Netcentives' monthly payment obligations hereunder. To the extent such monthly obligation is reasonably estimated by NW to increase, it may, from time to time, require Netcentives to increase the Letter of Credit face amount to an appropriate level to secure anticipated monthly payment obligations. Any such increase in the Letter of Credit will be accomplished within ten (10) days of notice. The Letter of Credit shall provide for payment upon the terms set forth in Appendix B. In addition to this remedy, a failure to make any payment due hereunder or to provide or increase the Letter of Credit shall also be the basis for NW to terminate the Agreement pursuant to Section 5.2 (a) (ii), except that for payment defaults related to the Letter of Credit there shall be no cure period.

                                  SECTION III

                           OBLIGATIONS OF NETCENTIVES

     3.1  Distribution to Netcentives Members.  Netcentives shall only request
          -----------------------------------
that Miles be credited to the accounts of persons in exchange for their participation in the Netcentives Program.

     3.2  Distribution to WorldPerks Members.  Netcentives shall only request
          ----------------------------------
that Miles be credited to the Accounts of Netcentives Members whom Netcentives believes in good faith to be WorldPerks Members. To the extent that Netcentives requests that Miles be credited to a person who is not a WorldPerks Member, NW shall not be obligated to credit such Account, provided however, that upon
                                               ----------------
giving notice to Netcentives that a specified account does not

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

belong to a WorldPerks Member, NW treat such Miles as if they had never been ordered (in which case Netcentives' payment obligation shall be reduced accordingly).

     3.3  No Resale Of Miles.  At no time shall Netcentives offer Miles to any
          ------------------
person for resale to a third party. If Netcentives discovers with reasonable certainty that any Netcentives Member is inappropriately redistributing Miles, Netcentives shall immediately cease requesting that Miles be credited to the Account of such Netcentives Member, and shall notify NW of the identity of such Netcentives Member and the nature of the potential infraction.

     3.4  Partner Advisory Board.  For so long as Netcentives and NW maintain a
          ----------------------
relationship of Limited Exclusivity and Netcentives has an active Partner Advisory Board, Netcentives shall permit one representative of NW to participate in all of its Partner Advisory Board meetings, pursuant to the rules and regulations of the Partner Advisory Board in effect at the time.

                                   SECTION IV

                            PROPRIETARY INFORMATION

     4.1  Confidential Information.  Each party agrees not to use any
          ------------------------
Confidential Information disclosed to it by the other party for its own use or for any purpose other than to carry out its obligations under this Agreement. Neither party will disclose any Confidential Information of the other party to third parties or to employees of the party receiving Confidential Information, other than employees who are required to have the information in order to carry out such party's obligations under this Agreement. Each party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information, including (without limitation) ensuring that recipients of the disclosing party's Confidential Information adhere to confidentiality terms in content substantially similar to the terms in this Agreement. Such measures shall include the highest degree of care that the receiving party utilizes to protect its own Confidential Information of a similar nature. Each party agrees to notify the other in writing of any misuse or misappropriation of Confidential Information of the disclosing party which may come to the receiving party's attention.

     4.2  Publicity.  After the execution of this Agreement, Netcentives shall
          ---------
be permitted, at its discretion, to issue a press release which may, among other things, confirm the existence of a relationship between the parties and of the exclusive nature of such relationship, and may request that NW issue a similar press release. Any other information regarding the relationship between the parties including the other terms of this Agreement and any other agreement between the parties shall be considered Confidential Information under the definition set forth herein.

     4.3  Trademarks.
          ----------

          (a) NW hereby grants Netcentives a limited, non-exclusive license to duplicate and use the Supplier Marks in Netcentives' promotional materials and on its Internet Web site, during the Term of this Agreement (as extended by
Section 5.2(b)(ii), as appropriate), provided however, that any use of the
                                     ----------------
Supplier Marks shall be for the purpose of promoting the Netcentives Program and shall only be used with regard to the inclusion of Miles within the Netcentives Program.

          (b) Netcentives hereby grants NW a limited, non-exclusive license to duplicate and use the Netcentives Marks in NW's promotional materials and on its Internet Web site, during the Term of this Agreement, provided however, that any
                                                      ----------------
use of the Netcentives Marks shall be for the purpose of promoting the WorldPerks Program or the Netcentives Program and shall only be used with regard to the inclusion of Miles within the Netcentives Program.

          (c) Nothing herein shall be deemed to grant either party any ownership interest in the Marks of the other party.

                                   SECTION V

                   LIMITED EXCLUSIVITY; TERM AND TERMINATION

     5.1  Limited Exclusivity.
          -------------------

          (a) Relationship.  The parties hereto acknowledge that they shall have
              ------------
a relationship of Limited Exclusivity during the Term of this Agreement, whereby NW grants Netcentives Limited Exclusivity on the Internet by agreeing not to sell Miles to any Direct Competitor of Netcentives, and that certain rights and privileges under this Agreement and other agreements between the parties are dependent on the maintenance of such a relationship. [*****]. As long as a program is not a direct competitor of Netcentives, NW is free to [***]. Either party hereto may terminate the obligations of the parties under the relationship of Limited Exclusivity upon provision of [*****] written notice to the non-terminating party (the "Notice"), which termination shall have the effects set
                        ------
effects set forth in subsection (b), below.

          (b) Effect of Termination of Limited Exclusivity.  Termination of the
              --------------------------------------------
relationship of Limited Exclusivity between NW and Netcentives shall not affect the obligations of the parties under this Agreement except that upon the termination of the relationship of Limited Exclusivity, in addition to the loss of certain other rights as set forth in other Agreements between the parties,
(i) immediately upon receipt of the Notice by the non-terminating party, [****]; (ii) immediately upon receipt of the Notice by the non-terminating party, designees of NW shall no longer be permitted to participate on the Partner Advisory Board; and (iii)

[****] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

beginning [****] after receipt of the Notice by the non-terminating party, NW shall be permitted to sell Miles to any third party, including a Direct Competitor of Netcentives.

     5.2  Term and Termination.
          --------------------

          (a)  Term and Termination.
               --------------------

               (i) The term of this Agreement shall be four (4) years from the Effective Date (the "Term"), unless terminated pursuant to this Section 5.2.
                         ----
This Agreement shall terminate upon the expiration of the Term unless renewed by the parties hereto in writing.

               (ii) If either party defaults in the performance of any material provision of this Agreement then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

               (iii) This Agreement shall terminate, without notice, (A) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party's debts, (B) upon either party's making an assignment for the benefit of creditors, (C) upon the dissolution of either party.

          (b) Effect of Termination or Expiration.  Upon termination of this
              -----------------------------------
Agreement for any reason whatsoever: (i) NW will credit all uncredited orders to the Accounts originally designated by Netcentives; and (ii) if the parties choose, by mutual agreement, to provide for a "winding down" period during which Netcentives Members may redeem their accumulated Netcentives Points for Miles, then the term of the license granted to Netcentives under section 4.3(a) shall be extended until the end of such "winding down" period.

          (c) Survival.  NW's obligations to credit Accounts in a timely manner
              --------
and Netcentives' obligations to pay NW all amounts due hereunder, as well as Sections 4.1, 4.2, 4.3(a) (to the extent provided in Section 5.2(b) above), 4.3(c), 6.2, 6.3 and 6.7 shall survive termination of this Agreement.

                                   SECTION VI

                                 MISCELLANEOUS

     6.1  Independent Contractors.  The relationship of Netcentives and NW
          -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the parties as agents, partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

     6.2  Indemnification.
          ---------------

          (a) NW hereby agrees to indemnify, defend and hold harmless Netcentives and its respective directors, officers. agents and employees, from and against any and all claims,

[****] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising out of or relating to (i) NW's operation of the WorldPerks Program including without limitation, claims by participants in the WorldPerks Program of NW's breach, violation or failure to comply with the terms of the WorldPerks Program and (ii) an allegation that Netcentives use of the Supplier Marks licensed hereunder infringes a copyright or trademark existing or issued as of the date of such use, provided in each case that Netcentives promptly notifies NW in writing of any such claim, gives NW sole control of the defense and all related settlement negotiations, and cooperates with NW in defending or settling any such claim.

          (b) Netcentives hereby agrees to indemnify, defend and hold harmless NW and its respective directors, officers, agents and employees, from and against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising out of or relating to (i) Netcentives' operation of the Netcentives Program including without limitation, claims by participants in the Netcentives Program of Netcentives' breach, violation or failure to comply with the terms of the Netcentives Program and (ii) an allegation that NW's use of the Netcentives Marks licensed hereunder infringes a copyright or trademark existing or issued as of the date of such use, provided in each case that NW promptly notifies Netcentives in writing of any such claim, gives Netcentives sole control of the defense and all related settlement negotiations, and cooperates with Netcentives in defending or settling any such claim.

     6.3  Notices.  All notices and demands hereunder shall be in writing and
          -------
shall be delivered by personal service or by telex, facsimile, cable, telegram, certified or registered mail, or return receipt express courier to the address of the receiving party set forth on the signature page of this Agreement, or to any other address of the receiving party designated by written notice in accordance with this paragraph.

     6.4  Waiver, Amendment and Modification.  No waiver, amendment or
          ----------------------------------
modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure by either party to exercise and no delay by either party in exercising any right, power or remedy with respect to the obligations secured hereby shall operate as a subsequent waiver of any such right, power or remedy.

     6.5  Assignment.  Each of the parties agrees that its rights and
          ----------
obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, provided
                                                                 --------
however, that such consent shall not be required for an assignment of this
-------
contract pursuant to a merger, sale of substantially all of the assets, or sale of all of the outstanding stock of either party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     6.6  Severability.  In the event that any of the provisions of this
          ------------
Agreement shall be held by a court of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect. The parties agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by the mutually agreed substitute provision.

     6.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Minnesota, without reference to conflict of laws provisions thereof. Sole and exclusive jurisdiction of any lawsuit filed by either party shall be in a federal or state court located in Hennepin or Dakota counties, Minnesota.

     6.8  Force Majeure.  Neither party shall be responsible for any failure to
          -------------
perform (except for payment obligations) due to unforeseen circumstances or to causes beyond its control, including but not limited to acts of God, war, riot embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation facilities, fuel, energy, labor or materials. A party whose performance is affected by a force majeure condition shall be excused from such performance to the extent required by the force majeure condition so long as such party takes all reasonable steps to avoid or remove such causes of nonperformance and immediately continues performance whenever and to the extent such causes are removed.

     6.9  Entire Agreement; Amendment.  This Agreement together with the Rights
          ---------------------------
Agreement among NW, Netcentives and certain other parties and the Warrant to Purchase Non-Voting Convertible Stock of even date herewith, constitute the final and entire Agreement between the parties and may not be modified or amended except in writing signed by both of the parties.

     6.10  Headings.  The headings and captions used in this Agreement are for
           --------
convenience of reference only, and shall not in any way affect the interpretation of the provisions of this Agreement.

     6.11  Counterparts.  This Agreement maybe executed in counterparts, each of
           ------------
which shall be deemed an original and all of which together shall constitute one instrument.



                           [SIGNATURE PAGE TO FOLLOW]

     The parties have executed this Supply Agreement as of the date set forth below.


NETCENTIVES INC.
                                    ADDRESS:
                                    2121 S. El Camino Real, Suite 615
                                    San Mateo, CA 94403
/s/ Eric W. Tilenius                Facsimile: (415) 572-5205
------------------------------
Eric W Tilenius, Chairman


NORTHWEST AIRLINES, INC.
                                    ADDRESS:
                                    Northwest Airlines, Inc.
                                    Dept. A6800 5101 Northwest Dr.
                                    St. Paul, MN 55111-3034
/s/ Susan B. Edberg                 Facsimile: (612) 726-7049
------------------------------
(Signature of Authorized Person)


Susan B. Edberg
------------------------------
(Print Name of Signatory)


Director - WorldPerks Mktg
------------------------------
(Print Title of Signatory)



                      [SIGNATURE PAGE TO SUPPLY AGREEMENT]

                                   EXHIBIT A1

                           TRADEMARKS OF NETCENTIVES


Netcentives

ClickRewards

ClickPoints

Internet Incentives Network


NETCENTIVES

C1ICKREWARDS
Online Rewards Program

                                   EXHIBIT A2

                                TRADEMARKS OF NW

                                   APPENDIX A

                                 PURCHASE TERMS
                                 --------------

[****]


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   APPENDIX B

                             LETTER OF CREDIT TERMS
                             ----------------------



     Beneficiary's signed statement stating that Netcentives Inc. is in default of payment of its certain invoice(s) and/or other obligations, such as a required increase in the amount of this Letter of Credit, which is/are unpaid and due, under the terms of the contract between Netcentives Inc. and Northwest Airlines, Inc., dated September, 1997.

     Copy(ies) of the above mentioned invoice(s) marked "UNPAID" (no such invoices required with respect to Letter of Credit claims).